UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2015

FXCM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water Street, FL 50, New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Severance Agreement for Founders

On March 11, 2015, founder-directors Drew Niv, David Sakhai, William Adhout and Eduard Yusupov each entered into a Amended and Restated Severance Agreement for Founders (the “Founders Severance Agreement”) with Forex Capital Markets, LLC (“Forex”), a subsidiary of FXCM Inc. (the “Company”). Under the Founders Severance Agreement, Messrs. Niv, Sakhai, Adhout and Yusupov will be afforded certain severance protections in the event of termination of employment of any of them by the Company and its subsidiaries without cause (other than due to death or disability) or by any of them for good reason. In the event of such termination, subject to the timely execution of a release of claims against the Company and its affiliates and continued compliance with any applicable restrictive covenants, each of Messrs. Niv, Sakhai, Adhout and Yusupov will be entitled to receive an aggregate amount (the “Founders Severance Payment”) equal to (1) two times his annual base salary on the termination date, plus (2) his target annual bonus. In addition, each of Messrs. Niv, Sakhai, Adhout and Yusupov’s then-outstanding unvested equity awards will accelerate and vest in full under the applicable equity incentive plan.

In addition, each of Messrs. Niv, Sakhai, Adhout and Yusupov will be entitled to receive a payment equal to 24 times the required monthly premium for COBRA medical coverage under the Company medical plan in which he and his family participated immediately prior to termination.

The foregoing description of the Founders Severance Agreement is qualified in its entirety by reference to the actual text of such document, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Severance Agreement for Selected Executives and Managers

On March 11, 2015, Robert Lande, the Chief Financial Officer of the Company, entered into a Severance Agreement for Selected Executives and Managers with Forex (the “Selected Executives Severance Agreement”). Under the Selected Executives Severance Agreement, Mr. Lande will be afforded certain severance protections in the event of termination of employment by the Company and its affiliates without cause (other than due to death or disability) or by him for good reason. In the event of such termination, subject to the timely execution of a release of claims against the Company and its affiliates and continued compliance with any applicable restrictive covenants, Mr. Lande will be entitled to receive an aggregate amount (the “Selected Executives Severance Payment”) equal to (1) his annual base salary on March 31, 2015, plus (2) his target annual bonus. In addition, Mr. Lande’s then-outstanding unvested equity awards will accelerate and vest in full under the applicable equity incentive plan.

In addition, Mr. Lande will be entitled to receive a payment equal to 12 times the required monthly premium for COBRA medical coverage under the Company medical plan in which he and his family participated immediately prior to termination (less an employee contribution amount).

The foregoing description of the Selected Executives Severance Agreement is qualified in its entirety by reference to the actual text of such document, the form of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Base Salary Increase

On March 11, 2015, the Board also approved an increase in Mr. Lande’s base salary from $480,000 to $600,000, effective as of March 15, 2015.

Annual Incentive Bonus Plans for Founder-Directors and Specified Executive Officers

On March 11, 2015, the Board of Directors of the Company (the “Board”) approved the Company’s Annual Incentive Bonus Plan for Founder-Directors (2015-2016) and the Annual Incentive Bonus Plan for Specified Executive Officers (2015-2016) (together, the “Annual Incentive Bonus Plans”), each for the fiscal years 2015 and 2016. The Annual Incentive Bonus Plans provide certain key employees of the Company and its affiliates with additional incentives through the payment of bonuses based on the profitability of the Company and its affiliates, as well as other key corporate performance metrics.

Under each of the Annual Incentive Bonus Plans, each participant (including Messrs. Niv, Sakhai, Adhout, Yusupov and Lande) is entitled to receive a bonus based on a target amount equal to 200% of such participant’s base salary for the applicable year (the “Annual Bonus”). For the year ending December 31, 2015, the Annual Bonus will be calculated as follows: 50% of the target will be earned if the participant achieves each individual objective and goal set for the participant, 25% of the target (the “2015 Leucadia Loan Portion”) will be earned if during 2015 the Company makes repayments totaling at least $100 million of principal (the “Leucadia Target”) with respect to the loan evidenced by a credit agreement and letter agreement, each dated January 16, 2015, between the Company, FXCM Holdings, LLC, FXCM Newco, LLC and Leucadia National Corporation (the “Leucadia Loan”) and 25% of the target (the “2015 EBITDA Portion”) will be earned if the Company is certified to have achieved an adjusted EBITDA (as described in the plan document) for 2015 equal to at least $70 million (the “2015 EBITDA Target”). None of the 2015 Leucadia Loan Portion or the 2015 EBITDA Portion will be earned if less than 90% of the Leucadia Target or 2015 EBITDA Target, respectively, is achieved, and 100% of the 2015 Leucadia Loan Portion or the 2015 EBITDA Portion will be earned if 100% or more of the Leucadia Target or 2015 EBITDA Target, respectively, is achieved. If between 90% and 100% of the respective target is achieved, the 2015 Leucadia Loan Portion and the 2015 EBITDA Portion will be subject to proration.

For the year ending December 31, 2016, the Annual Bonus will be calculated as follows: 50% of the target bonus will be earned if the participant achieves each individual objective and goal set for the participant, 25% of the target will be earned if, prior to January 16, 2017, the Leucadia Loan is paid in full and 25% of the target (the “2016 EBITDA Portion”) will be earned if the Company is certified to have achieved an adjusted EBITDA (as described in the plan document) for 2016 equal to at least $80.5 million (the “2016 EBITDA Target”). None of the 2016 EBITDA Portion will be earned if less than 90% of the 2016 EBITDA Target is achieved, and 100% of the 2016 EBITDA Portion will be earned if 100% or more of the 2016 EBITDA Target is achieved. If between 90% and 100% of the 2016 EBITDA Target is achieved, the 2016 EBITDA Portion will be subject to proration.

Unless otherwise determined by the administrator, payment of bonus amounts under the Annual Incentive Bonus Plans is subject to continued employment by the Company on the last day of the applicable plan year (or as otherwise provided in the applicable plan document). All payments under the Annual Incentive Bonus Plans will be made in cash, except that payments to Mr. Lande in excess of 150% of his base salary will be paid in the form of equity-based compensation.

The foregoing description of the Annual Incentive Bonus Plans is qualified in its entirety by reference to the actual text of such documents, which are attached hereto as Exhibits 10.3 and 10.4 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Form of Amended and Restated Severance Agreement for Founders

10.2	Form of Severance Agreement for Selected Executives and Managers

10.3	FXCM Inc. Annual Incentive Bonus Plan for Founder-Directors (2015-2016)

10.4	FXCM Inc. Annual Incentive Bonus Plan for Specified Executive Officers (2015-2016)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.
By:	/s/ David S. Sassoon
	Name:	David S. Sassoon
	Title:	General Counsel

Date: March 17, 2015

Exhibit Index

Exhibit No.	Description

10.1	Form of Amended and Restated Severance Agreement for Founders

10.2	Form of Severance Agreement for Selected Executives and Managers

10.3	FXCM Inc. Annual Incentive Bonus Plan for Founder-Directors (2015-2016)

10.4	FXCM Inc. Annual Incentive Bonus Plan for Specified Executive Officers (2015-2016)